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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Pixar:

         We consent to the incorporation herein by reference in this registration statement on Form S-8 of Pixar of our reports dated February 2, 2001, relating to the balance sheets of Pixar as of January 1, 2000 and December 30, 2000, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 30, 2000, and the related financial statement schedule, which reports appear in the December 30, 2000 annual report on Form 10-K of Pixar.

                                                KPMG LLP

San Francisco, California
October 17, 2001